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                                                                 Exhibit 23(iii)


                         CONSENT OF FINANCIAL ADVISERS



     We consent to the inclusion of our Fairness Opinion issued to Bank of Tazewell County in this registration statement on Form S-4. We also consent to the reference to our firm under the captions "SUMMARY," "THE MERGER--Background of the Merger," "THE MERGER--Recommendations of the Board of Directors of BTC; Reasons for the Merger," and "THE MERGER-- Opinions of BTC's Financial Adviser," and to the references to our firm and inclusion of our Fairness Opinion in the Prospectus/Proxy Statement forming part of the Registration Statement on Form S-4.



                                                     BAXTER FENTRISS AND COMPANY



     Richmond, Virginia
     February 26, 1996